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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-59597) of Enbridge Energy, Limited Partnership and the Registration Statements on Form S-3 (Nos. 333-59758 and 333-89588) of Enbridge Energy Partners, L.P. of our report dated January 27, 2003 relating to the financial statements, which appear in this Form 10-K.

PricewaterhouseCoopers LLP

Houston, Texas
March 28, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS